CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-67424 of the AXA Equitable Life Insurance Company on Form S-8 of our report dated June 27, 2011, relating to the financial statements of the AXA Equitable 401(k) Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 27, 2011